UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 19, 2018, the Board of Directors of The New York Times Company (the “Company”) appointed Roland A. Caputo as Executive Vice President and Chief Financial Officer, effective Monday, April 30. Mr. Caputo, 57, has served as Executive Vice President, Print Products and Services Group, since March 2013 and as Interim Chief Financial Officer since March 1, 2018, following the retirement of James Follo, the Company’s previous Chief Financial Officer, on February 28, 2018. Previously, Mr. Caputo served as Senior Vice President and Chief Financial Officer of The New York Times Media Group, then a division of The New York Times Company, from 2008 to 2013.

A copy of the Company’s press release dated April 26, 2018, announcing Mr. Caputo’s appointment, is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

In light of his increased duties and responsibilities as Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors approved increases in Mr. Caputo’s compensation. The Committee set Mr. Caputo’s annual base salary at $520,000, effective April 30, 2018, and set his targeted 2018 annual incentive compensation at 70% of base salary and total targeted value of his 2018-2020 long-term performance awards at $650,000. The increases to his target annual and long-term incentive compensation were both prorated for 2018. The additional 2018 annual incentive compensation and 2018-2020 long-term performance awards are on the same terms as those granted to Company executives (including Mr. Caputo) in February 2018 as part of the Company’s annual incentive grants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release, dated April 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: April 26, 2018	By:	/s/ Diane Brayton
Diane Brayton Executive Vice President, General Counsel and Secretary